Exhibit 99.2

NOVATION COMPANIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEETS
As of December 31, 2013
(Unaudited, dollars in thousands, except share and per share amounts)

	{e}
		Sale of
	Historical	StreetLinks		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$9,267	$51,904	{a}{b}	$61,171
Mortgage securities	3,728	—		3,728
Notes receivable, net	262	(90)	{b}	172
Service fee receivable, net	5,274	(4,064)	{b}{c}	1,210
Restricted cash	1,035	—		1,035
Other current assets	3,071	(601)	{b}	2,470
Total current assets	22,637	47,149		69,786
Non-Current Assets
Property and equipment, net of accumulated depreciation	4,925	(909)	{b}	4,016
Goodwill	3,170	(3,170)	{b}	—
Deferred income tax asset, net	1,101	—		1,101
Other assets	2,209	(1,438)	{b}	771
Total non-current assets	11,405	(5,517)		5,888
Total assets	$34,042	$41,632		$75,674
Liabilities and Shareholders' Deficit
Liabilities:
Current Liabilities
Accounts payable	$3,453	$(3,122)	{b}	$331
Accrued expenses	6,406	(954)	{b}{f}	5,452
Deferred revenue	731	(621)	{b}	110
Note payable to related party	1,250	—		1,250
Deferred income tax liability, net	1,101	—		1,101
Other current liabilities	424	(178)	{b}	246
Total current liabilities	13,365	(4,875)		8,490
Non-Current Liabilities
Senior notes	83,867	—		83,867
Note payable to related party	2,613	—		2,613
Other liabilities	2,417	(224)	{b}	2,193
Total non-current liabilities	88,897	(224)		88,673
Total liabilities	102,262	(5,099)		97,163
Commitments and contingencies

Shareholders' deficit:
Capital stock, $0.01 par value per share, 120,000,000
shares authorized:
Common stock, 91,479,519 shares issued and outstanding	915	—		915
Additional paid-in capital	739,468	—		739,468
Accumulated deficit	(811,742)	46,767	{d}	(764,975)
Accumulated other comprehensive income	3,103	—		3,103
Total Novation Companies, Inc. shareholders' (deficit)	(68,256)	46,767		(21,489)
Noncontrolling interests	36	(36)	{b}	—
Total shareholders' deficit	(68,220)	46,731		(21,489)
Total liabilities and shareholders' deficit	$34,042	$41,632		$75,674

See accompanying notes to the unaudited pro forma consolidated financial statements

NOVATION COMPANIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2013
(Unaudited, dollars in thousands, except share and per share amounts)

	{h}
		Sale of
	Historical	StreetLinks		Pro Forma
Income and Revenues:
Service fee income	$153,825	$(143,553)	{g}	$10,272
Interest income – mortgage securities	5,468	—		5,468
Total	159,293	(143,553)		15,740

Costs and Expenses:
Cost of services	127,339	(124,998)	{g}	2,341
Selling, general and administrative expense	34,158	(12,163)	{g}	21,995
Total	161,497	(137,161)		24,336

Other income	1,680	(999)	{g}	681
Interest expense	(3,217)	35	{g}	(3,182)

Loss before income taxes	(3,741)	(7,356)		(11,097)
Income tax expense	62,756	—		62,756
Net loss from continuing operations	(66,497)	(7,356)		(73,853)
Loss from discontinued operations, net of income taxes	(1,015)	—		(1,015)
Net loss	(67,512)	(7,356)		(74,868)
Less: Net income (loss) attributable to noncontrolling interests	17	(634)	{g}	(617)
Net loss attributable to Novation	$(67,529)	$(6,722)		$(74,251)
Earnings Per Common Share attributable to Novation:
Basic	$(0.74)	$(0.07)		$(0.82)
Diluted	$(0.74)	$(0.07)		$(0.82)
Weighted average basic common shares outstanding	90,776,211	90,776,211		90,776,211
Weighted average diluted common shares outstanding	90,776,211	90,776,211		90,776,211

See accompanying notes to the unaudited pro forma consolidated financial statements

NOVATION COMPANIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2012
(Unaudited, dollars in thousands, except share and per share amounts)

	{h}
		Sale of
	Historical	StreetLinks		Pro Forma
Income and Revenues:
Service fee income	$185,906	$(176,645)	{g}	$9,261
Interest income – mortgage securities	4,753	—		4,753
Total	190,659	(176,645)		14,014

Costs and Expenses:
Cost of services	160,594	(157,795)	{g}	2,799
Selling, general and administrative expense	29,003	(11,557)	{g}	17,446
Total	189,597	(169,352)		20,245

Other income	20	56	{g}	76
Interest expense	(3,131)	39	{g}	(3,092)

Loss before income taxes	(2,049)	(7,198)		(9,247)
Income tax benefit	(63,517)	—		(63,517)
Net income from continuing operations	61,468	(7,198)		54,270
Loss from discontinued operations, net of income taxes	(5,776)	—		(5,776)
Net income	55,692	(7,198)		48,494
Less: Net loss attributable to noncontrolling interests	(3,495)	(695)	{g}	(4,190)
Net income attributable to Novation	$59,187	$(6,503)		$52,684
Earnings Per Common Share attributable to Novation:
Basic	$0.65	$(0.07)		$0.58
Diluted	$0.65	$(0.07)		$0.58
Weighted average basic common shares outstanding	90,577,541	90,577,541		90,577,541
Weighted average diluted common shares outstanding	91,426,216	91,426,216		91,426,216

See accompanying notes to the unaudited pro forma consolidated financial statements

NOVATION COMPANIES, INC.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

{a}	Represents adjustment to record cash proceeds from sale of StreetLinks, LLC of $53.9M. Please note that proceeds amount was calculated using the Novation ownership percentage subsequent to the termination of the note payable to related party, as disclosed in the Company's current report on Form 8-K filed April 16, 2014.

{b}	Represents adjustments to eliminate the assets, liabilities, and noncontrolling interests of StreetLinks, LLC.

{c}	Adjustment amount includes the balance of intercompany obligations due to the Company from StreetLinks, LLC.

{d}	Represents adjustments to record the gain on the sale of StreetLinks, LLC.

{e}	Represents the Consolidated Balance Sheet as of December 31, 2013 as included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

{f}	Adjustment amount includes accrued transaction expense, which is comprised of the commission owed to our financial advisor of approximately $1.3 million and estimated legal fees of approximately $0.3 million.

{g}	Represents adjustments to eliminate the results of operations of StreetLinks, LLC.

{h}	Represents the Consolidated Statement of Operations for the years ended December 31, 2013 and 2012 as included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.